CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 Post-Effective Amendment #6 of our report dated February 12, 2018 with respect to the audited financial statements of Photozou Holdings, Inc. for the years ended November 30, 2017 and 2016. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

April 3, 2018